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                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors and Shareholders
Stagecoach Funds, Inc.:

We consent to incorporation by reference in Stagecoach Funds Inc.'s Post-Effective Amendment No. 45 to the Registration Statement Number 33-42927 on Form N-1A under the Securities Act of 1933 and Amendment No. 46 to the Registration Statement Number 811-6419 on Form N-1A under the Investment Company Act of 1940 of our reports dated February 6, 1998, on the financial statements and financial highlights of the California Tax-Free Bond Fund, Overland Express Sweep Fund, Short-Term Government-Corporate Income Fund, Short-Term Municipal Income Fund, U.S. Government Income Fund and Variable Rate Government Fund (six of the funds comprising Stagecoach Funds, Inc.) as of December 31, 1997, and for the periods indicated therin, which reports have been incorporated by reference into each statement of additional information.

We also consent to the reference to our Firm under the heading "How to Read the Financial Highlights" in each prospectus and "Independent Auditors" in each statement of additional information.


May 1, 1998                                       KPMG Peat Marwick LLP